UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2017
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2017, Bradley M. Halverson provided notice of his decision to retire as Group President and Chief Financial Officer of Caterpillar Inc. (the "Company"), effective March 2, 2018.

In connection with Mr. Halverson’s retirement, the Company has entered into a Retention and Retirement Agreement with Mr. Halverson (the “Agreement”), dated July 31, 2017. Pursuant to the terms of the Agreement:

•	Mr. Halverson will receive a cash payment of $2,612,250 payable as soon as practicable after his retirement.

•
Mr. Halverson’s outstanding equity awards will be treated in accordance with their terms, except that the performance-based restricted stock award granted to Mr. Halverson in 2017 will not be prorated.

The Agreement also contains various covenants, including restrictive covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality and cooperation.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

The Company issued a press release in connection with Mr. Halverson’s retirement, which press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibit:
10.1    Retention and Retirement Agreement, dated July 31, 2017.
99.1    Press Release, dated August 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

August 1, 2017	By:	/s/ Suzette M. Long
Suzette M. Long Interim Executive Vice President, Law and Public Policy & Corporate Secretary

EXHIBIT INDEX
Exhibit No.            Description
10.1                Retention and Retirement Agreement, dated July 31, 2017.
99.1                Press Release, dated August 1, 2017.